    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997
                                                     REGISTRATION NO. 333-*****
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CYBERGUARD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          FLORIDA                                       65-0510339
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2000 WEST COMMERCIAL BOULEVARD, SUITE 200
      FORT LAUDERDALE, FLORIDA                           33309
(Address of principal executive offices)              (Zip Code)

       NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN ROBERT LAWTEN AND THE REGISTRANT
    NONSTATUTORY RESTRICTED STOCK AGREEMENTS BETWEEN ROBERT LAWTEN AND THE REGISTRANT
     NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN THOMAS PATTERSON AND THE REGISTRANT
   NONSTATUTORY RESTRICTED STOCK AGREEMENTS BETWEEN THOMAS PATTERSON AND THE REGISTRANT
  NONSTATUTORY RESTRICTED STOCK AGREEMENTS BETWEEN TRADEWAVE EMPLOYEES AND THE REGISTRANT
     NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN ARCA SYSTEMS, INC. AND THE REGISTRANT
                               (Full titles of the plans)

           Robert L. Carberry                                 Copy to:
Chairman, President, and Chief Executive Officer       D. Ronald Surbey, Esq.
         CyberGuard Corporation                        Holland & Knight LLP
2000 West Commercial Boulevard, Suite 200          One East Broward Boulevard
     Fort Lauderdale, Florida  33309            Fort Lauderdale, Florida  33301
 (Name and address of agent for service)

                    (954) 958-3900
(Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF SECURITIES TO BE         AMOUNT TO        OFFERING PRICE      AGGREGATE OFFERING          AMOUNT OF
             REGISTERED(1)              BE REGISTERED       PER SHARE               PRICE              REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
    Common Stock                             52,000              $9.00             $468,000                   $242.93
-------------------------------------------------------------------------------------------------------------------------
    Common Stock                            102,000              $9.25             $943,500                   $285.91
-------------------------------------------------------------------------------------------------------------------------
    Common Stock                             15,000              $8.75             $131,250                    $39.77
-------------------------------------------------------------------------------------------------------------------------
    Common Stock(2)                          30,000              $6.25             $270,000                    $56.82
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              $625.43
=========================================================================================================================

    (1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of common stock outstanding as of, and issued subsequent to, September 29, 1994, pursuant to the terms of the Registrant's Rights Agreement, dated as of September 29, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of common stock and will be transferred with and only with such stock

    (2) Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices for the Common Stock of the Registrant on October 31, 1997, as reported by the National Association of Securities Dealers Automated Quotation System.

                           INCORPORATION BY REFERENCE
                       OF PREVIOUS REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is filed to register an additional 199,000 shares of Common Stock of the Registrant to be issued upon exercise of options granted outside the Registrant's 1996 Stock Incentive Plan to certain employees and consultants pursuant to non-statutory stock option agreements and restricted stock agreements. The contents of the Registrant's Registration Statement on Form S-8, Registration Number 33-88446, with respect to 975,000 shares of common stock of the Registrant issuable pursuant to the Stock Incentive Plan prior to amendment, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, this 5th day of November 1997.

                                               CYBERGUARD CORPORATION

                                               By: /s/ Robert L. Carberry
                                               --------------------------------
                                               Robert L. Carberry
                                               Chairman, President, and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Carberry and Patrick O. Wheeler, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         NAME                                     TITLE                                     DATE
                                    President, Chairman and Chief Executive          November 5, 1997
/s/ Robert L. Carberry              Officer (Principal Executive Officer) and
---------------------------------   Director
Robert L. Carberry

                                    Vice-President North American Sales,
                                    Acting Vice-President Finance and Chief
                                    Financial Officer (Principal Financial and       November 5, 1997
/s/ Patrick O. Wheeler              Principal Accounting Officer)
---------------------------------
Patrick O. Wheeler


/s/ C. Shelton James                Director                                         November 5, 1997
---------------------------------
C. Shelton James


/s/ Richard P. Rifenburgh           Director                                         November 5, 1997
---------------------------------
Richard P. Rifenburgh


/s/ Michael F. Maguire              Director                                         November 5, 1997
---------------------------------
Michael F. Maguire


/s/ Leland R. Reiswig, Jr.          Director                                         November 5, 1997
---------------------------------
Leland R. Reiswig, Jr.


/s/ David R. Proctor                Director                                         November 5, 1997
---------------------------------
David R. Proctor

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
4.01              Form of Common Stock Certificate*

4.02              Form of Stockholder Rights Plan**

4.03              Form of Non-Statutory Stock Option Agreement between the
                  Company and the following persons in the following amounts:
                  Robert Lawten-50,000 shares; Thomas Patterson-100,000 shares

4.04              Non-Statutory Stock Option Agreement dated as of October 23,
                  1997 between the Company and Arca Systems, Inc.

4.05              Form of Restricted Stock Agreement for TradeWave Employees

4.06              Form of Restricted Stock Agreement Agreement between the
                  Company and the following persons in the following amounts and restriction periods: Robert Lawten-2,000 shares, one year; Thomas Patterson-2,000 shares, until Jan. 1, 1998

5.01              Opinion of Holland & Knight

23.01             Consent of KPMG Peat Marwick LLP, Independent Certified
                  Public Accountants

23.02             Consent of Holland & Knight (included in Exhibit 5)

24.01 Power of Attorney (included on signature page of this Registration Statement)

------------------------

         * Incorporated by reference to Exhibit 4.01 to Amendment No. 1 to the Company's Registration Statement on Form S-3/A (Reg. No. 333-04407) filed June 21, 1996.

         ** Incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form 10, dated September 29, 1994, File No. 0-24544.